Exhibit 99.1

Galecto Appoints Anne Prener to its Board of Directors

Boston, Jan. 8, 2021 (GLOBE NEWSWIRE) – Galecto, Inc., (NASDAQ: GLTO) a NASDAQ listed biotechnology company focused on the development of novel treatments for fibrosis and cancer, today announced the appointment of Dr. Anne Prener to its Board of Directors.

“We warmly welcome Anne to our Board. She will be a tremendous asset with her deep experience and exceptional leadership qualities,” said Hans Schambye, CEO of Galecto. “Anne brings to our Board a unique perspective after having served as CEO on several companies; she is an accomplished and seasoned executive, and we welcome her guidance.”

Dr. Anne Prener noted, “I am delighted to join this dynamic company’s Board of Directors. Galecto has an exciting pipeline of product candidates within fibrosis and cancer and a lead candidate in phase 2 for Idiopathic pulmonary fibrosis (IPF). After reviewing the accomplishments and the opportunities that lie ahead, I believe in management’s vision and opportunity to make a meaningful difference in the lives of patients suffering from IPF.”

Dr. Anne Prener has more than 25 years of leadership experience within life sciences companies, and currently serves as Chief Executive Officer of Imbria Inc. and as venture partner at SV Health Investors. Dr. Prener previously served as CEO of Freeline Ltd. Dr. Prener has led companies and teams across several therapeutic areas, including a focus on rare diseases. As CEO of Freeline, a liver-directed gene therapy company, she scaled the company from preclinical stage to a fully integrated biotechnology organization, which included a broad, internally developed pipeline, two programs in clinical development and a commercial-scale, high-quality CMC and manufacturing platform. Prior to joining Freeline, she served as CEO of Gyroscope Therapeutics Ltd., a gene therapy company focused on eye diseases. Before that, Dr. Prener was Global Therapeutic Area Head of Hematology and Vice President, Clinical Research Hematology at Baxalta. During her time there, three new major product approvals in the U.S. and EU were secured along with a significant advancement in Baxalta’s hematology portfolio. Earlier in her career, Dr. Prener held several positions of increasing responsibility at Novo Nordisk, most recently serving as Senior Vice President, Hemophilia R&D Portfolio, where she was instrumental in building a portfolio of late stage and commercial hemophilia products. Dr. Prener serves on the Boards of Directors of several life science companies, Rubius Therapeutics, Kaleido Bioscience and Renovacor. Dr. Prener holds a Ph.D. in epidemiology and an M.D., both from the University of Copenhagen.

About Galecto
Galecto (NASDAQ: GLTO) is a clinical stage biotechnology company incorporated in the U.S. with advanced programs in fibrosis and cancer centered on the development of small-molecule inhibitors of galectin-3 and lysyl oxidase-like 2, or LOXL2, which play key roles in regulating fibrosis. The company’s pipeline includes our lead product candidate, which is an inhaled galectin-3 modulator currently in phase 2b for the potential treatment of idiopathic pulmonary fibrosis. Our pipeline also includes two additional assets about to move into phase 2 studies.

Galecto intends to use its website as a means of disclosing material non-public information. For regular updates about Galecto, visit www.galecto.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Galecto’s focus, GB0139’s potential, plans for clinical development and potential to market, and Galecto’s product candidates and pipeline. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. For such statements, Galecto claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Galecto's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties related to the development of Galecto’s product candidates and their therapeutic potential, having adequate funds and their use, and those disclosed in Galecto’s filings with the Securities and Exchange Commission. These forward-looking statements represent Galecto's judgment as of the time of this release. Galecto disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

For more information, contact:

Galecto Inc.
Hans Schambye, CEO Jon Freve, CFO
+45 70 70 52 10
Investors/US	Media/EU
Ashley R. Robinson arr@lifesciadvisors.com	Mary-Ann Chang mchang@lifesciadvisors.com
+1 617 775 5956	+44 7483 284 853